UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2017

LIBERATED SYNDICATION INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209599	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Baum Boulevard Pittsburgh, Pennsylvania 15213
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (412) 621-0902

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 13, 2017, Liberated Syndication Inc, a Nevada corporation (the “Company”) issued 1,500,000 of common shares to the CEO, 1,250,000 shares to the CFO and 300,000 to each of the Company’s three independent board members. The awards were valued at $0.48 per share and vest in 25% tranches upon achieving the following milestones or the stock will be forfeited: 1) Up-list to NASDAQ within 24 months; 2) Market cap of $25 Million for 5 consecutive days within 12 months; 3) Market cap of $50 Million for 5 consecutive days within 18 months: 4) Market cap of $75 Million for 5 consecutive days within 24 months

The Stock Agreements of Messrs. Spencer, Busshaus, Polinsky, Yevstifeyev and Smith are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.   The foregoing descriptions of the Stock Agreements do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is hereby incorporated into this Item 3.02 by reference.

Item 9.01

Financial Statements and Exhibits

(a)

Exhibits

Description

10.1

Stock Agreement of Christopher J. Spencer dated April 13, 2017*

10.2

Stock Agreement of John Busshaus dated April 13, 2017*

10.3

Stock Agreement of Douglas Polinsky dated April 13, 2017*

10.4

Stock Agreement of Denis Yevstifeyev dated April 13, 2017*

10.5

Stock Agreement of John G. Smith dated April 13, 2017*

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2017	LIBERATED SYNDICATION INC.
	By:	/s/ Christopher J. Spencer
Name: Christopher J. Spencer
Title: CEO and President